Exhibit 23.3

26th Floor, Two ifc 8 Century Boulevard Shanghai 200120 People’s Republic of China Tel: +86.21.6101.6000 Fax: +86.21.6101.6001 www.lw.com FIRM / AFFILIATE OFFICES

April 17, 2015 Baozun Inc. Building No. H, No. 1188 Wanrong Road Zhabei District, Shanghai 200436 The People’s Republic of China	Abu Dhabi Barcelona Beijing Boston Brussels Century City Chicago Doha Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the Registration Statement on Form F-1 as originally filed by Baozun Inc. on April 17, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP